Execution Version

AMENDMENT NO. 2 TO THE PURCHASE AGREEMENT

AMENDMENT No. 2 (this “Amendment”), dated as of June 25, 2009, to the Purchase Agreement, dated as of May 3, 2009 (as amended, the “Purchase Agreement”), among Milacron Inc., a Delaware corporation, Milacron Plastics Technologies Group Inc., a Delaware corporation, D-M-E Company, a Delaware corporation (“DME”), Cimcool Industrial Products Inc., a Delaware corporation, Milacron Marketing Company, an Ohio corporation, Milacron Canada Ltd., an Ontario corporation, Milacron Capital Holdings B.V., a Dutch corporation (collectively, the “Sellers” or the “Debtors”), and MI 363 Bid LLC, a Delaware limited liability company (the “Purchaser”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

WHEREAS, the Sellers and the Purchaser entered into the Purchase Agreement pursuant to which the Sellers agreed to sell, and the Purchaser agreed to purchase, the Purchased Assets, upon the terms and subject to the conditions set forth therein;

WHEREAS, the Sellers and the Purchaser agreed to amend the Purchase Agreement pursuant to Amendment No. 1 to the Purchase Agreement, dated June 5, 2009; and

WHEREAS, the parties hereto desire to further amend the Purchase Agreement as set forth in this Amendment in accordance with Section 11.08 thereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

Section 1.

Amendment to Section 1.01.

(a)

The definition of “Excluded Taxes” is hereby amended to delete the word “and” immediately preceding “(iii)” and to insert the following immediately preceding the period at the end of the definition: “and (iv) for greater certainty, any Taxes in connection with any Employee Plan subject to Title IV of ERISA (including, without limitation, any Taxes arising under or in connection with Section 4006(a)(7) of ERISA)”.

(b)

The definition of “Assumed Payables” is hereby deleted and replaced in its entirety with the following:

“Assumed Payables” means only Allowed Administrative Claims owed to third party vendors, suppliers, and other general trade creditors, including payroll obligations, to the extent incurred by the Sellers in the ordinary course of business (and not in violation of this Agreement) and solely to the extent such Claims relate specifically to the operation of the Business between the Petition Date through Closing; provided that the definition of Assumed Payables shall exclude all Excluded Liabilities and any Claim based on, in connection with or related to any Asset or Contract that does not constitute a Purchased Asset.

(c)

The definition of “Canadian Trade Payables” is hereby amended to replace the number “750,000” in the third line with “820,000”.

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Section 2.

Amendment to Section 2.02(a)(iii).  Section 2.02(a)(iii) is hereby amended to insert the following immediately after the semi-colon at the end of the section: “provided, however, that, for greater certainty, any Taxes in connection with any Employee Plan subject to Title IV of ERISA (including any Taxes arising under or in connection with Section 4006(a)(7) of ERISA) shall be Excluded Liabilities hereunder;”.

Section 3.

Amendment to Section 2.07.  Section 2.07 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

Section 2.07

Closing.  Subject to the terms and conditions of this Agreement, the consummation of the Transactions shall take place at a closing (the “Closing”) to be held (i) at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 a.m. New York time, or, in relation to the European Shares, at a location to be determined by the Purchaser in Amsterdam, the Netherlands, on July 16, 2009 or, in the event the conditions to the obligations of the parties hereto set forth in Section 8.01 and Section 8.02 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) have not been satisfied or waived by such date and time, on the first  Business Day following such satisfaction or waiver, or (ii) at such other place or at such other time or on such other date as the Sellers and the Purchaser may mutually agree upon in writing.  The date of the Closing is herein referred to as the “Closing Date.”

Section 4.

Amendment to Section 5.23.  Section 5.23 is hereby amended to insert the following as a new Section 5.23(e):

(e)

Section 5.23(e) of the Sellers’ Disclosure Schedule sets forth a description of the transaction structure that the Purchaser has decided to implement under this Section 5.23 and certain rights and obligations of the parties thereunder.

Section 5.

Amendment to the Sellers’ Disclosure Schedule.

(a)

Section 2.01(b)(vii) of the Sellers’ Disclosure Schedule is hereby amended to add the following as Excluded Contracts: “Letter Agreement, dated January 24, 2009, between Conway, Del Genio, Gries & Co., LLC and Milacron Inc.”; “Letter Agreement, dated January 16, 2009, between Rothschild Inc. and Milacron Inc.”; and “Any Contract between any Seller and a professional service provider retained in connection with the Cases or any of the transactions contemplated by the Restructuring Support Agreement”.

(b)

Section 2.02(a)(xi) of the Sellers’ Disclosure Schedule is hereby amended to add the following Assumed Liability: “Any valid and enforceable warranty obligation outstanding as of the Closing Date granted by any Seller to any of its customers with whom the Purchaser transacts business following the Closing Date.”

(c)

The Sellers’ Disclosure Schedule is hereby amended to add as a new Section 5.23(e) the schedule attached hereto as Exhibit A.

Section 6.

Entire Agreement.  The Purchase Agreement (as amended by this Amendment) and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and

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undertakings, both written and oral, among the Sellers and the Purchaser with respect to the subject matter hereof and thereof.

Section 7.

Severability.  If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by the Purchase Agreement (as amended by this Amendment) is not affected in any manner materially adverse to either party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify the Purchase Agreement (as amended by this Amendment) so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by the Purchase Agreement (as amended by this Amendment) are consummated as originally contemplated to the greatest extent possible.

Section 8.

Counterparts.  This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 9.

Governing Law.  This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York and, to the extent applicable, the Bankruptcy Code and the CCAA.  The parties hereto agree that the Bankruptcy Courts shall be the exclusive forums for enforcement of this Amendment and (only for the limited purpose of such enforcement) submit to the jurisdiction thereof; provided, that if the U.S. Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or proceeding arising out of or relating to this Amendment, then the Debtors and the Purchaser: (a) agree that all such actions or proceedings shall be heard and determined in a New York federal court sitting in The City of New York; (b) irrevocably submit to the jurisdiction of such court in any such action or proceeding; (c) consent that any such action or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue or jurisdiction or that such action or proceeding was brought in an inconvenient court; and (d) agree that service of process in any such action or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by the Purchase Agreement to such party at its address as provided in the Purchase Agreement (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

Section 10.

Full Force and Effect.  Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Milacron Inc.

By:  /s/David E. Lawrence
Name: David E. Lawrence
Title: President and CEO

Milacron Plastics Technologies Group Inc.

By:  /s/David E. Lawrence
Name: David E. Lawrence
Title: President

D-M-E Company

By:  /s/David E. Lawrence
Name: David E. Lawrence
Title: President

Cimcool Industrial Products Inc.

By:  /s/David E. Lawrence
Name: David E. Lawrence
Title: President

Milacron Marketing Company

By:  /s/David E. Lawrence
Name: David E. Lawrence
Title: President

Milacron Canada Ltd.

By:  /s/David E. Lawrence
Name: David E. Lawrence
Title: Director

Milacron Capital Holdings B.V.

By:  /s/David E. Lawrence
Name: David E. Lawrence
Title: Authorized Representative

MI 363 Bid LLC

By:  MI 363 Bid Corporation, its Sole Member

/s/ Michael D. Elkins
Name: Michael D. Elkins
Title: Director

Exhibit A

Section 5.23(e)

(a)

Purchaser and the Sellers shall implement the G Reorganization Structure under Section 5.23(b) of the Agreement.  In accordance with the G Reorganization Structure, the Purchase Agreement Bid Amount due to the Sellers under Section 2.04(f) of the Agreement shall be payable solely in shares of common or preferred stock (the “Parent Stock”) of MI 363 Bid Corporation, a Delaware corporation (the “Parent”), and the sole owner of the membership interests of Purchaser, and shall be allocable among the Sellers on the basis of the fair market value of their Purchased Assets (net of their Assumed Liabilities), as agreed by Purchaser and the Sellers prior to the Closing.  For the avoidance of doubt, at least one (1) share of Parent Stock shall be allocated to each Seller under this paragraph (a).

(b)

As part of the Closing, the Parent Stock allocated to Sellers other than Milacron under paragraph (a) hereof shall be transferred to Milacron, and immediately thereafter, the Parent Stock allocated to Milacron under paragraph (a) hereof, and the Parent Stock received by Milacron from the other Sellers under this paragraph (b), shall be transferred to the Sponsors (or other Persons affiliated with or managed by the Sponsors) free and clear of all Liens, in proportion to their ownership interests in Parent, in exchange for an amount of Senior Secured Notes equal to the Purchase Agreement Bid Amount.  The transfers of Parent Stock under this paragraph (b) shall be considered initial distributions by the Sellers pursuant to plans of reorganization of the Sellers within the meaning of section 368 of the Tax Code.  Also pursuant to such plans of reorganization, the Sellers (other than MCH B.V.) agree to undertake and complete their liquidations within a reasonable period of time following the Closing under the direction of the Bankruptcy Courts and in compliance with the requirements of the Bankruptcy Code or CCAA, as relevant.

(c)

Purchaser and the Sellers agree that the Allocation contemplated by Section 2.05(b) of the Agreement shall not be required under the G Reorganization Structure, and that the other provisions of Section 2.05, solely to the extent such provisions relate to the Allocation, shall not apply to the G Reorganization Structure.